EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44798, 333-142713, and 333-156334) of Human Genome Sciences, Inc. of our report dated March 26, 2012 relating to the financial statements of the Human Genome Sciences, Inc. Employee Stock Purchase Plan for the plan years ended December 31, 2011 and 2010, which appears in this Form 11-K.

/s/ Stout, Causey & Horning, P.A.

Sparks, Maryland

March 26, 2012